                                                                   EXHIBIT 10.43

                                    GALLERIA
                                    ATLANTA
                             OFFICE LEASE AGREEMENT

                        PRG-SCHULTZ INTERNATIONAL, INC.

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                          Page

PARAGRAPH   1    TERM AND POSSESSION                                        1
            2    MONTHLY RENTAL                                             2
            3    SECURITY DEPOSIT                                           7
            4    OCCUPANCY AND USE                                          7
            5    COMPLIANCE WITH LAWS                                       7
            6    ALTERATIONS                                                8
            7    REPAIR                                                     8
            8    LIENS                                                      9
            9    ASSIGNMENT AND SUBLETTING                                  9
            10   INSURANCE AND INDEMNIFICATION                              10
            11   WAIVER OF SUBROGATION                                      11
            12   SERVICE AND UTILITIES                                      11
            13   ESTOPPEL CERTIFICATE                                       12
            14   HOLDING OVER                                               12
            15   SUBORDINATION                                              13
            16   RE-ENTRY BY LANDLORD                                       13
            17   INSOLVENCY OR BANKRUPTCY                                   13
            18   DEFAULT AND REMEDIES                                       14
            19   DAMAGE BY FIRE                                             16
            20   CONDEMNATION                                               17
            21   SALE BY LANDLORD                                           17
            22   RIGHT OF LANDLORD TO PERFORM                               17
            23   SURRENDER OF PREMISES                                      17
            24   WAIVER                                                     17
            25   NOTICES                                                    18
            26   CERTAIN RIGHTS RESERVED TO LANDLORD                        18
            27   ABANDONMENT                                                18
            28   SUCCESSORS AND ASSIGNS                                     19
            29   ATTORNEY'S FEES                                            19
            30   CORPORATE AUTHORITY                                        19
            31   MORTGAGE APPROVALS                                         19
            32   MISCELLANEOUS                                              19
            33   LANDLORD'S LIEN                                            20
            34   QUIET ENJOYMENT                                            20
            35   LANDLORD'S LIABILITY                                       20
            36   RIGHT TO RELOCATE                                          20
            37   NO ESTATE                                                  20
            38   LEASE EFFECTIVE DATE                                       20
            39   RULES AND REGULATIONS                                      20
            40   SPECIAL STIPULATIONS                                       21
            41   GUARANTY                                                   21
            42   CONDITION                                                  21
            43   BROKERAGE COMMISSIONS                                      21
            44   EXCULPATION                                                21

EXHIBIT     A    RULES AND REGULATIONS
            B    WORK LETTER AGREEMENT
            C    TENANT LEASE ESTOPPEL CERTIFICATE
            D    FLOOR PLAN OF DEMISED PREMISES
            E    SPECIAL STIPULATIONS
            F    GUARANTY
            G    INSURANCE

                                    GALLERIA
                                    ATLANTA

                             OFFICE LEASE AGREEMENT


         THIS LEASE is made as of the day of February 18, 2002 between Galleria 600, LLC, a Georgia limited liability company (hereinafter called "Landlord") and PRG-Schultz International, Inc., a Georgia corporation (hereinafter called "Tenant").

                                  WITNESSETH:

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Premises") shown on Exhibit "D" attached hereto (outlined in red) and made a part thereof, being located in Atlanta Galleria Office Tower No. 600, a multistory office building (the "Building") constructed on a parcel of land (the "Property") bounded by I-285 on the North, I-75 on the East, U.S. 41 on the West and Akers Mill Road on the South. Tenant's Federal Tax Identification Number is 58-1917267.

         PREMISES:         Atlanta Galleria-Office Tower No. 600
                           600 Galleria Parkway
                           Atlanta, Cobb County, Georgia
                           Square Feet: 107,016
                           Suite Numbers:  100, 200, 300, 400 and 500
                           Floors:      1st (8,565 square feet)
                                        2nd (24,540 square feet)
                                        3rd (24,637 square feet)
                                        4th (24,637 square feet)
                                        5th (24,637 square feet)

However, at any time after final plans are approved in accordance with the "Work Letter Agreement" attached hereto as Exhibit "D" and made a part hereof, but prior to the commencement of Landlord's work in the Premises pursuant to such plans, Tenant shall have the right, at its sole option exercised by written notice to Landlord, to (a) decrease the size of the Premises by up to ten percent (10%) of the total rentable square feet thereof, the precise location of such rentable square feet being subject to the reasonable approval of Landlord as to location and configuration of the reduction in the Premises, or (b) increase the size of the Premises by up to 49,274 rentable square feet (approximately forty-six percent (46%) of the total rentable square feet in the Premises), such additional rentable square feet to be on the sixth (6th) floor and, if applicable, seventh (7th) floor of the Building and to be subject to the reasonable approval of Landlord as to location and configuration if it is less than the entire sixth (6th) floor or, if applicable, seventh (7th) floor.

1.       TERM AND POSSESSION.

         (a)      The term of the Lease shall be for one hundred forty four
(144) months (or until sooner terminated as herein provided) (the "Lease Term"), beginning on (i) January 1, 2003 or (ii) the "Commencement Date" (as hereinafter defined), whichever shall first occur, except that if the Commencement Date is other than the first day of a calendar month, the term hereof shall be extended for the remainder of that calendar month.

         (b) The Commencement Date shall be the earlier of (i) the date upon which the Premises have been substantially completed in accordance with the plans and specifications of Landlord (other than any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant's use of the Premises or any material portion or part thereof), or (ii) the date on which Tenant takes possession of a portion of or all of the Premises for business purposes; provided, however, that if Landlord shall be delayed in such substantial completion solely as a result of any of the foregoing (each a "Tenant Delay"): (1) Tenant's failure to agree to plans, specifications, or cost estimates, or to otherwise fail to take the required actions, before the dates referred to in the Work Letter Agreement (including any schedules thereto) attached hereto as Exhibit "B" and made a part hereof;
(2) Tenant's request for materials, finishes or installations other than Landlord's standard, which materials, finishes or installations have or are likely to have long lead times or other characteristics that are likely to cause delay, and as to which Landlord notifies Tenant of the estimated period of delay during the approval of such requests; (3) Tenant's changes in plans, provided that such changes actually cause a delay and Landlord notifies Tenant of the estimated period prior to approval of such changes; or (4) the performance or completion by a party employed by Tenant, the Commencement Date and the payment of rent hereunder shall be accelerated by the number of days of such delay. Notwithstanding the foregoing, if Tenant first takes possession of all or any portion of the Premises for business purposes on or after October 1, 2002, then Tenant shall not be required to pay monthly installments of rent under Paragraph 2(a) of this Lease or Direct Operating Expenses under Paragraph 2(c) of this Lease for any period prior to January 1, 2003.

         (c) Landlord agrees to perform the "Building Standard Work" and "Building Nonstandard Work" in the Premises as provided in the Work Letter Agreement with diligence, subject to events and delays due to causes beyond its reasonable control. The Premises shall be deemed substantially completed and possession delivered when Landlord has substantially completed the work to be constructed or installed pursuant to the provisions of the Work Letter Agreement, subject only to the completion of items on Landlord's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work to be performed by or for

Tenant). Such punch list shall be prepared based upon a joint walk-through inspection of the Premises by Landlord and Tenant performed not earlier than ten (10) business days and not later than two (2) business days prior to the target date for substantial completion of the Premises. Such punch list items shall be completed by Landlord within sixty (60) days after the Commencement Date.

         (d) The taking of possession for business purposes by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken, except for punch-list work, and except for latent defects, all of which shall be promptly corrected, repaired or completed by Landlord at its sole cost and expense with reasonable diligence following notice thereof from Tenant.

         (e) Notwithstanding the foregoing provisions to the contrary, if the Commencement Date does not occur prior to January 1, 2003 as a result of any Landlord Delay (as hereinafter defined), then the Lease Term and Tenant's obligation to pay rent hereunder shall not occur until the occurrence of the Commencement Date. For purposes of this Lease, "Landlord Delay" shall mean any of the following: (i) Landlord's failure to perform its obligations under Paragraph 1 of this Lease, the Work Letter Agreement, or any other provisions hereof relating to Landlord's duty to construct the initial improvements to the Premises; or (ii) Landlord's failure to take any other action required to be taken by Landlord under any other provision of this Lease or the Work Letter Agreement within the period specified therefor; provided, however, that any such failure is not a result of Tenant Delay or an event of default by Tenant under this Lease.

2.       MONTHLY RENTAL.

         (a) Tenant shall pay to Landlord throughout the term of this Lease annual rental in the amounts set below, payable in equal monthly rental installments, and payable in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, without deduction or offset whatsoever, to Landlord or to such other firm as Landlord may from time to time designate in writing. The annual and monthly rental shall be as follows, based upon the Premises in fact containing 107,016 square feet of area (and subject to adjustment to reflect the actual number of square feet of area leased if the Premises do not contain 107,016 square feet due to Tenant's election to decrease or increase the size of the Premises pursuant to the provisions preceding Paragraph 1 of this Lease):


                                                                           Monthly
                             Rate per Rentable         Annual            Installment
         Lease Year             Square Foot            Rental              of Rent
         ----------          -----------------      -------------        ------------

         One                     $10.00             $1,070,160.00          $89,180.00
         Two                     $12.00             $1,284,192.00         $107,016.00
         Three                   $26.50             $2,835,924.00         $236,327.00
         Four                    $27.16             $2,906,554.56         $242,212.88
         Five                    $27.85             $2,980,395.60         $248,366.30
         Six                     $28.55             $3,055,306.80         $254,608.90
         Seven                   $29.26             $3,131,288.16         $260,940.68
         Eight                   $29.99             $3,209,409.84         $267,450.82
         Nine                    $30.74             $3,289,671.84         $274,139.32
         Ten                     $31.51             $3,372,074.16         $281,006.18
         Eleven                  $32.30             $3,456,616.80         $288,051.40
         Twelve                  $33.11             $3,543,299.76         $295,274.98


Until notified otherwise, Tenant shall submit all payments using the following Electronic Fund Transfer (wire transfer) method:

         ACCOUNT NAME:             GALLERIA 600, LLC
         BANK NAME:                FIRST UNION NATIONAL BANK, ATLANTA, GEORGIA
         ROUTING & TRANSIT:        061000227
         ACCOUNT NUMBER:           2000010375480

Tenant must notify Landlord of wire using one of the following methods:

         Fax: Childress Klein Properties, Attn: Vicki Smith, (770) 859-1299 or E-mail: Vicki_Smith@childressklein.com

Wiring instructions are subject to change upon not less than ten (10) days' prior notification from Landlord.

Said rental is subject to adjustments as provided hereinbelow. If this Lease commences on a day other than the first day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated.

         (b) Tenant recognizes that late payment of any rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid five (5) days after notice thereof from Landlord to Tenant

(provided, however, Landlord shall not be required to give such notice to Tenant more than two (2) times in any consecutive twelve (12) month period, and after Landlord shall have given two (2) such notices in any consecutive twelve
(12)-month period, Tenant shall not be entitled to any notice with respect to any subsequent failure to pay rent when due during the remainder of such consecutive twelve (12) month period, and the late charge set forth herein shall be due and owing by Tenant if any payment is not made by Tenant during the remainder of such consecutive twelve (12) month period within five (5) days after said amount is due), the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges then outstanding, and shall be deemed to be rental for all purposes hereunder. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this paragraph in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to Paragraph 18 of this Lease in the event said rent or other payment is unpaid after the date due.

         (c) The monthly rental payable hereunder shall be subject to adjustment each calendar year during the term of this Lease, commencing January 1, 2004, in the following manner:

                  (i) Tenant shall pay to Landlord as additional rent Tenant's proportionate share of the amount by which the Direct Operating Expenses (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year of the Lease Term exceeds the Direct Operating Expenses for the base year 2003 (hereinafter called the "Base Year"). Tenant's Proportionate Share of Direct Operating Expenses (as hereinafter defined) shall be prorated on a daily basis using a 365-day calendar year, as necessary for any year during which this Lease is in effect for less than the full twelve month calendar year. Direct Operating Expenses shall be calculated on an accrual basis. For the purpose of estimating the Direct Operating Expenses during each subsequent year after the Base Year, Landlord shall reasonably estimate such expenses (assuming ninety-five percent (95%) occupancy of the Building if the actual occupancy is less than ninety-five percent) based on the actual Direct Operating Expenses for the preceding year, any then-known cost changes or additional expenses which can be reasonably anticipated to occur within the year for which such expenses are estimated, Landlord's experience with similar office buildings, the costs of contracts already entered, quotes obtained, representations of providers of the services and equipment, consultation with specialists such as insurers, and other factors a prudent landlord would use to make a fair and accurate estimate of operating costs. Notwithstanding anything contained in this Lease to the contrary, for purposes of determining Direct Operating Expenses for the Base Year and each calendar year subsequent to the Base Year, in the event actual occupancy of the Building is less than ninety-five percent (95%) during any calendar year, the actual Direct Operating Expenses for such calendar year shall be increased to the amount which Landlord reasonably estimates would have been incurred for such calendar year had the occupancy of the Building been ninety-five percent (95%) throughout such year, and the amount so estimated shall be deemed to be the Direct Operating Expenses for such calendar year.

                  (ii) "Tenant's Proportionate Share of Direct Operating Expenses" shall mean, for each calendar year (or portion thereof), the product of (i) the Operating Expense Amount (defined below) multiplied by (ii) a fraction, the numerator of which is the number of square feet contained in the Premises (107,016) and the denominator of which is the number of rentable square feet contained in the Building (430,017). As used herein, the "Operating Expense Amount" shall mean, for each calendar year (or portion thereof), the amount by which the Direct Operating Expenses (defined below) exceeds the Base Year's Direct Operating Expenses. Notwithstanding any provisions herein to the contrary, for purposes of calculating Tenant's Proportionate Share of Direct Operating Expenses for any given calendar year, the Controllable Expenses (as hereinafter defined) for such calendar year shall not exceed by more than five percent (5%) on an annual, cumulative basis (i.e., the 5% annual limit shall be applied cumulatively from the initial calendar year of the Lease Term) the amount of Controllable Expenses in the immediately preceding calendar year (on an annualized basis). For example, the total permitted increase in Controllable Expenses for the first three calendar years is fifteen percent (15%) on a cumulative basis, and increases of 2% for the first calendar year, 6% for the second calendar year, and 7% for the third calendar year would not exceed the applicable limits for such calendar years. Controllable Expenses shall be deemed to mean all operating expenses set forth in Section 2(c)(iii) of this Lease, except Impositions, utilities expenses and insurance expenses.

                  (iii) For purposes of this Lease, the term "Direct Operating Expenses" shall consist of all "operating costs" (as hereinafter defined) for the Building, and the Building's share of all operating costs for any parking area and common area serving the Building, and the Property (the Building, such parking area, common area and the Property being hereinafter referred to collectively as the "Project"). For purposes of this Lease, the term "operating costs" shall mean all reasonable expenses, costs and disbursements computed on the accrual basis, relating to or incurred or paid in connection with the operation, maintenance and repair of the Project, including, but not limited to the following:

                           a. Building personnel costs, including, but not limited to, salaries, wages, fringe benefits, social security taxes and other direct and indirect costs of Senior Property Manager, Engineering Manager, Building Managers, Accounting Manager, Construction Manager, Promotions Manager, Security Manager, and each department's supporting personnel and administrative assistants, engineers, construction department, superintendents, watchmen, porters and any other personnel engaged in the operation and maintenance of the Project and associated overhead; provided, however, that such personnel costs shall be allocated among buildings in the Galleria complex, including, without limitation, the Building, to the extent that any such personnel are engaged in the operation, maintenance or repair of buildings in addition to the Building and/or other portions of the Project.

                           b. The cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Project.

                           c. The cost of water, sewer, gas, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Project and the costs of maintaining the systems supplying the same, including, but not limited to, any utility and service costs incurred by Landlord, but excluding any costs or expenses for any such utilities provided to and payable by tenants or lessees in the Building and/or Project (other than as payment of Direct Operating Expenses).

                           d. The cost of all agreements for maintenance and service of the Project and the equipment therein, including, but not limited to, agreements relating to security service, window cleaning, elevator maintenance, chiller maintenance, Building management, janitorial service, pest control and landscaping maintenance.

                           e. The cost of maintaining sprinkler systems, fire extinguishers and fire hoses, emergency systems and equipment that may be now or hereafter required by the Americans With Disabilities Act, and the cost of all security services and protective services or devices rendered to or in connection with the Project or any part thereof; any costs incurred in order to comply with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated; and the costs incurred in order to comply with requirements of any insurer or mortgagee, where such requirements concern safety or structural features of the Building and are commercially reasonable in light of requirements generally imposed in the insurance or real estate lending industries with respect to similar buildings; provided, however, that with respect to any of the foregoing costs identified in this subparagraph e., the cost of any such new or additional systems, equipment, devices and/or safety or structural features shall be capitalized to the extent required by and in accordance with the standard accounting principles used by Landlord in the operation of the Building and amortized over the useful life of the asset in question, so that only the portion thereof attributable to the current calendar year may be included in operating costs for such calendar year.

                           f. Insurance premiums for insurance for the Project required to be maintained by Landlord hereunder or which a prudent owner would carry, including, but not limited to, premiums for property insurance (customary for similar Class "A" office buildings in the Northwest Atlanta office submarket) maintained by Landlord, business interruption or rental abatement insurance, garage keeper's insurance, and commercial general liability insurance.

                           g. The cost of repairs and general maintenance of the Project (excluding repairs, alterations and general maintenance paid by proceeds of insurance or attributable solely to tenants of the Project other than Tenant, but including deductibles paid by Landlord, subject to amortization as required hereunder based on the nature of the damage in question and the repairs or replacements required after a casualty to cause the asset in question to be functional or operable), including, but not limited to: any management fees charged by Landlord; promotional or seasonal expenses; maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation of landscaped areas; line painting, pavement repair and maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to patrol the common areas; the cost of exterior and interior painting of common areas; all maintenance and repair costs; and the cost of maintenance of sewers and utility lines.

                           h. The amortization amount (including interest at a market rate) necessary to amortize the cost of capitalized alterations or improvements, including, but not limited to, the replacement of existing furniture, fixtures, equipment or systems that have become obsolete or do not function efficiently and effectively or as they were originally intended for a first class office building. The amortization period selected by the Landlord shall reflect the useful life of the alteration or improvement.

                           i. All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen (including, but not limited to, Community Improvement District assessments), which are levied, assessed, or otherwise imposed against the Project, street lights, personal property or rents, or on the right or privilege of leasing the Project, collecting rents therefrom or parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments, together with any interest and penalties thereon, attributable to the Project or its operation (herein collectively called the "Impositions"), but exclusive of federal, state and local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, intangibles mortgage taxes, excess profit taxes and any taxes imposed in lieu of such taxes. If at any time during the Lease

                  Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of and in addition thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Impositions and the operating costs. Tenant will be responsible for ad valorem taxes on its personal property and, provided that all other tenants or lessees of the Building are treated similarly, on the value of the leasehold improvements in the Premises to the extent the same exceed building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Project to give effect to this sentence).

                           j. All assessments (if any) assessed against the Project during the Lease Term pursuant to any protective covenants, easement agreements or common area maintenance agreements now or hereafter of record against the Project including, but not limited to, any common area maintenance charges assessed pursuant to that certain Common Area Maintenance Agreement dated July 2, 1985, as said Agreement has been and may be amended from time to time.

                           k. Fees of accountants, attorneys and other consultants, professionals or advisors incurred by Landlord with respect to operational issues at the Project.

                           l. Any other costs or expenses incurred by Landlord in the operation of the Project that would be considered an expense of maintaining, operating or repairing the Project, all such costs and expenses being recorded on an accrual basis in accordance with accepted principles of sound management and accounting practices applicable to first class office building complexes and consistently applied.

                  Direct Operating Expenses shall not include the following items:

                  Leasing commissions, finders' fees, brokerage fees, and costs incurred with the negotiation of leases (but not management fees); Rent under any ground leases; Costs of furnishing services to other tenants or occupants to the extent that such services are materially and substantially in excess of services Landlord offers to all tenants at Landlord's expense; Lease takeover costs incurred by Landlord in connection with new leases at the Property; Costs and expenses of the sale of all or any portion of the Property; Costs incurred by Landlord with respect to repairs, goods and services (including utilities sold and supplied to tenants and occupants of the Property) to the extent that Landlord is entitled to reimbursement for such costs from the tenants; Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Property; Interest, points and fees on debt or amortization or for any mortgage or mortgages encumbering the Property, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender or landlord, and all costs incurred in connection with any financing, refinancing or syndication of the Property, or any part thereof; Costs of the original construction of the Property; Income, franchise, transfer, inheritance, capital stock, estate, profit, gift, gross receipts or succession taxes; Costs of repairs or replacements incurred by reason of fire or other casualty or condemnation in excess of the insurance deductible; Costs for performing tenant installations for any individual tenant or for performing work or furnishing services to or for individual tenant at such tenant's expense and any other contribution by Landlord to the cost of tenant improvements to the extent such work is reimbursed or capitalized.

                  The following items shall also be excluded from Direct Operating Expenses:

                  A. any cost or expense to the extent to which Landlord is paid or reimbursed or is entitled to payment or reimbursement from any person (other than as a payment for Direct Operating Expenses), including but not necessarily limited to, (1) work or service performed for any tenant (including without limitation Tenant) at such tenant's cost, (2) the cost of any item for which Landlord is paid or reimbursed by insurance proceeds (or is entitled to be paid or reimbursed by insurance proceeds), warranties, service contracts, condemnation proceeds (or is entitled to be paid or reimbursed from condemnation proceeds) or otherwise, (3) increased insurance or taxes assessed specifically to any tenant of the Building, (4) charges (including without limitation applicable taxes) for heat, air conditioning, electricity, water or other utilities for which Landlord is entitled to direct reimbursement from any tenant, and (5) the cost of items furnished to a tenant to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants of the Building (including without limitation Tenant);

                  B. the cost of installing, operating and maintaining any special facilities, such as an observatory, cafeteria, luncheon club, athletic club, locker room, showers or other similar facilities (provided that the net cost of operating and maintaining a conference facility in the Building shall be included in Direct Operating Expenses);

                  C. the cost of correcting initial defects in the design, construction or equipment of the Building, any leased premises (including without limitation the Premises) or Project;

                  D. salaries and bonuses of any employee of Landlord above the level of Senior Property Manager;

                  E. any severance pay paid to any company or business providing services, materials or supplies to the Building, the cost of which services, materials or supplies is a component of Direct Operating Expenses hereunder terminated by Landlord;

                  F. Direct Operating Expenses attributable to any work or services performed for any building other than the Building;

                  G. any fees, costs, and commissions incurred in procuring or attempting to procure other Tenants including, but not necessarily limited to brokerage commissions, finders fees, attorneys' fees and expenses, entertainment costs, travel expenses and advertising and production costs;

                  H. any cost included in Direct Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid to a third party on an arms length basis in the absence of such relationship;

                  I. any costs of painting or decorating of any interior parts of the Building other than the Building's common areas;

                  J. Landlord's general overhead except as it relates specifically to the actual management of the Building;

                  K. the cost of the initial landscaping of the Building, Property or Project;

                  L. attorneys' fees, costs and other expenditures incurred in connection with financing, refinancing or sale activities pertaining to the Building, Property or Project, or to the leasing of premises in the Building, leasing disputes with Tenants or occupants of the Building or with other third persons and/or claims by such Tenants or occupants or third parties;

                  M. the cost of leasing or acquiring sculptures, paintings and other objects of art;

                  N. the cost of curing any violation of any law, ordinance or regulation applicable to the Building and existing as of the commencement of the Lease Term, or of remediating any environmental condition existing as of the commencement of the Lease Term, including the removal of, or other steps taken with respect to, asbestos located in the Building, unless such condition was caused by Tenant or Tenant's agents, employees or contractors;

                  O. any property insurance deductible in excess of $25,000; and

                  P.       any earthquake or terrorism insurance deductible.

         (d) (i) In the event the Direct Operating Expenses for the Project (excluding Impositions, utilities expenses and insurance expenses) increase by more than three and five-tenths percent (3.5%) in any calendar year, Tenant shall be entitled to review such supporting documentation of the Direct Operating Expenses as Tenant shall reasonably request. Tenant may, at Tenant's sole cost and expense, audit Landlord's books and records pertaining to its Direct Operating Expenses in order to verify the accuracy of such expenses; provided, however, that:

                  Tenant notifies Landlord in writing, within sixty (60) days after receipt of Landlord's annual statement of Direct Operating Expenses, of its intent to audit such Direct Operating Expenses and completes the audit and provides Landlord with the audit results within 180 days of such notification; and

                  Such audit shall be conducted only during regular business hours at the office in metropolitan Atlanta, Georgia, where Landlord maintains the Direct Operating Expense records and only after Tenant gives Landlord at least thirty (30) days prior written notice; and

                  Such audit shall be conducted by an independent, nationally-recognized certified public accounting firm that is not being compensated by Tenant on a contingency fee basis, an authorized representative of Tenant with no less than five (5) years of experience in real estate auditing, or any other party reasonably acceptable to Landlord; and

                  Tenant shall reimburse Landlord for the cost of reproducing any records requested by Tenant or its auditors.

                  (ii) No such audit shall be conducted if Landlord or any other tenant has conducted a comprehensive audit by an independent, nationally recognized certified public accounting firm that is not being compensated by such tenant on a contingency fee basis for the time period Tenant intends to audit, and Landlord, at its sole option, furnishes to Tenant a copy of the results of such audit, which shall be the basis on which any reimbursements are made by Landlord. If, as a result of any audit by Landlord or any tenant, Direct Operating Expenses are reduced, then Tenant's Percentage Share of Direct Operating Expenses for the year in question shall be reduced accordingly for the year in question.

                  (iii) No audit shall be conducted at any time when Tenant is in uncured default of any of the monetary terms of the Lease, and no subtenant shall have any right to conduct an audit. No assignee of Tenant shall be entitled to conduct any audit for any period during which such assignee was not in possession of the Premises.

                  (iv) In the event that Tenant shall request an audit of any such Direct Operating Expenses, then pending resolution of such audit, Tenant shall nevertheless continue to make payments as required by Landlord.

                  (v) If the amount of Direct Operating Expenses for the Project (excluding Impositions, utilities expenses and insurance expenses) set forth in Landlord's annual statement exceeds by more than eight percent (8%) of the amount of Direct Operating Expenses for the Project (excluding real estate taxes) as determined by such audit, then the reasonable cost of such audit shall be borne by Landlord, and Landlord shall reimburse Tenant for such cost.

                  (vi) Nothing contained in this Section shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease.

                  (vii) On or about December 31 of each calendar year during the Lease Term, Landlord shall estimate the amount of Direct Operating Expenses and Tenant's Proportionate Share of Direct Operating Expenses for the ensuing calendar year or (if applicable) fractional part thereof and notify Tenant in writing of such estimate. Such estimate shall be made by Landlord in the exercise of its discretion, and shall not be subject to dispute by Tenant. The amount of additional rent specified in such notification shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as base rent.

                  (viii) Within One Hundred Eighty (180) days after December 31 of any calendar year during the Lease Term for which additional rent is due under this Section, Landlord shall advise Tenant in writing, of the amount of actual Direct Operating Expenses for such calendar year. If the Direct Operating Expenses for such calendar year prove to be greater than the amount previously estimated, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within thirty (30) days following its receipt of such invoice. If, however, Direct Operating Expenses for such calendar year are lower than the amount previously estimated, Tenant shall receive a credit (or in the event the term of this Lease has then expired, Tenant shall receive a cash refund) toward the next ensuing monthly payment or payments of the estimated amount of Tenant's Proportionate Share of Direct Operating Expenses in the amount of such overpayment until depleted, but in no event shall Tenant's Proportionate Share of Direct Operating Expenses be deemed to be less than zero.

3.       SECURITY DEPOSIT.

         Tenant hereby deposits with Landlord on the date hereof the sum of zero and 00/100 Dollars ($0.00), which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease. It is understood and agreed that such deposit is not an advance rental deposit or prepayment of the last month's rent due hereunder, and is not a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any default or event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant or Tenant's last permitted assignee at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled. Landlord shall not be required to keep any security deposit separate from its general funds. Upon the occurrence of any events of default or default as described in this Lease, said security deposit shall become due and payable to Landlord. Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord's grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

4.       OCCUPANCY AND USE.

         (a) Tenant shall use and occupy the Premises for general office purposes, and for other lawful purposes incidental and related thereto in connection with Tenant's business, and for no other use or purpose without the prior written consent of Landlord.

         (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises. Landlord shall comply with Landlord's maintenance and repair obligations set forth in Paragraph 12(a) of this Lease

5.       COMPLIANCE WITH LAWS.

         (a) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. Notwithstanding anything contained in this paragraph to the contrary, the parties hereby acknowledge and confirm that Landlord, and not Tenant, shall be responsible for ensuring that the common areas of the Building, Property and Project comply with applicable laws, and, as between Landlord and Tenant, Landlord shall be responsible for any liability resulting from such non-compliance (and the costs relating to such liability shall not be passed through to Tenant as Direct Operating Expenses).

         (b) Tenant shall not use, handle, store, deal in, discharge, or fabricate any Hazardous Materials (as herein defined) on or about the Premises. Tenant shall indemnify Landlord (and anybody claiming by, through, or under Landlord) from and against any and all claims, damages, losses, costs, and expenses (including reasonable actual attorneys' fees and court costs) incurred by Landlord or anybody claiming by, through, or under Landlord as a result of the existence of any Hazardous Materials on or about the Premises or any environmental problems relating to the Premises which are caused by or related to the delivery, deposit or creation of Hazardous Materials on or about the Premises during the term of this Lease. As used herein, "Hazardous Materials" means any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos, PCB's, urea-formaldehyde, or any toxic or hazardous waste or hazardous substances, as those terms are used in (A) the Resources Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq.;
(B) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq.; (C) the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. ss.ss. 2601 et seq.; (E) the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; (F) any and all applicable environmental laws and regulations of the State of Georgia; and (G) any and all other applicable federal, state or local law or regulation governing hazardous substances or workplace health or safety, as such laws may be amended from time to time. Notwithstanding anything contained in this paragraph to the contrary, the parties hereby acknowledge and confirm that Landlord, and not Tenant, shall be responsible for insuring that the common areas of the Building, property and Project comply with applicable environmental laws, and, as between Landlord and Tenant, Landlord shall be responsible for any liability resulting from such non-compliance (and the costs relating to such liability shall not be passed through to Tenant as Direct Operating Expenses).

6.       ALTERATIONS.

         Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord, and no such alterations, additions or improvements shall be made without the supervision of Landlord's designated agent or representative. Landlord's consent shall not be unreasonably withheld, conditioned or delayed, and shall not be necessary or required with any alterations or additions that satisfy the following criteria ("Cosmetic Alterations"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures, installing carpeting, and installing or rearranging cubicle systems or furniture; (2) is not visible from the exterior of the Premises or Building; (3) will not adversely affect the systems or structure of the Building; and (4) does not require work to be performed inside the demising walls of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all other applicable provisions of this Paragraph 6, and Tenant shall give Landlord written notice of any Cosmetic Alterations at least ten (10) days prior to commencement of such Cosmetic Alterations. In the event Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances, and regulations and all requirements of Landlord's and Tenant's insurance policies. All work shall be performed in accordance with plans and specifications approved by Landlord, and each contractor and subcontractor must first be approved in writing by Landlord, or, at Landlord's option, the alteration, addition or improvement (other than Cosmetic Alterations) shall be made by Landlord for Tenant's account, and Tenant shall reimburse Landlord for the cost thereof upon demand. Tenant agrees that Landlord shall have the right to charge a reasonable fee for any and all construction supervision provided by Landlord's designated agents or representatives in connection with any alterations, additions, or improvements (other than Cosmetic Alterations) to the Premises by Tenant. Such fee, at Landlord's option, shall be either a fixed fee or a fee calculated on an hourly basis, considering the time expended by Landlord's agents or representatives in supervising Tenant's construction.

7.       REPAIR.

         By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair, subject, however, to the requirements and limitations of Paragraph 1 above and Exhibit "D" hereto. Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements, condemnation, or the acts or omissions of Landlord, its agents, employees or contractors. Tenant shall upon the expiration or sooner termination of the term hereof, unless Landlord demands otherwise as in Paragraph 23 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements, condemnation, or the acts or omissions of Landlord, its agents, employees or contractors excepted. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as specified in the Work Letter Agreement, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease, including, without limitation, the exhibits hereto.

8.       LIENS.

         Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) business days following Tenant obtaining knowledge of the recordation of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to Landlord by Tenant on demand and with interest at the rate of four percentage points higher than the prime commercial lending rate from time to time of SunTrust Bank in Atlanta, Georgia, provided, however, that if such rate exceeds the maximum rate permitted by law, the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the "Agreed Interest Rate". Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.

9.       ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term hereof; and supply Landlord with such information, financial statements, verifications and related materials as Landlord may reasonably request or desire to evaluate the written request to sublet; and in such event (but only if the request is for approval to assign this Lease or to sublease the entire Premises other than in connection with an "Affiliate Transfer" as defined below) Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) days after receipt of Tenant's notice and all said information, financial statements, verifications and related materials requested by Landlord, to terminate this Lease and such notice shall, if given, terminate this Lease of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If Landlord shall give said termination notice, this Lease shall terminate on the date stated in Tenant's notice. If Landlord, upon receiving said notice by Tenant with respect to the Premises, shall not exercise its right to terminate, or if Landlord does not have such right, Landlord may withhold or grant its consent to Tenant's subletting the Premises specified in said notice, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at Tenant's own cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Lease is terminated pursuant hereto and rented by Landlord to the proposed subtenant or any other tenant. Tenant agrees to pay to Landlord, promptly after request therefor, (i) the amount of all reasonable attorneys' fees and expenses actually incurred by Landlord in connection with any assignment or subletting issues or review of documentation relating thereto, and (ii) $1,000.00 as an administrative fee for Landlord's time and effort in connection with any assignment or subletting issues.

         (b) Any subletting or assignment hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease unless (and then only to the extent) Landlord elects to terminate this Lease as provided in Paragraph 9(a) above. As a condition to Landlord's prior written consent as provided for in this paragraph, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease or assignment and an agreement of said compliance by each sublessee or assignee. Notwithstanding any provision to the contrary contained herein, any subletting or assignment by Tenant hereunder (other than an Affiliate Transfer, as hereinafter defined) shall result in all rights of first refusal, rights of first offer, rights to expand, and renewal options granted herein being forfeited by Tenant and its assignee or subtenant. Tenant expressly acknowledges that Landlord intends for all of such rights to be personal and exclusive to Tenant, and that such rights are not subject to transfer to any other party (other than an Affiliate, as hereinafter defined).

         (c) Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

         (d) For purposes of this Section, an assignment of stock or other direct or indirect ownership interest in Tenant which constitutes a controlling interest in Tenant shall be deemed an assignment within the meaning of and be governed by this Section.

         (e) Notwithstanding any provision contained herein, Tenant agrees that it shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or sublet the Premises or any portion thereof, to any tenant who currently leases space in the Building, unless other space in the Building for such tenant is not then available.

         (f)      [Intentionally omitted.]

         (g) In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this paragraph, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, less any reasonable costs incurred by Tenant in connection with the sale, sublease, assignment or transfer for tenant improvements, brokerage commissions, and legal fees, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value.

         (h) Notwithstanding anything to the contrary above in this Paragraph 9, it is understood and agreed to by Landlord and Tenant that: (i) Landlord's consent shall not be unreasonably withheld, conditioned or delayed in connection with any proposed transfer to any assignee or sublessee who is comparable in quality to other tenants in the Building or other class "A" buildings in the Northwest Atlanta office submarket and who will use the Premises or portion thereof being transferred in a manner generally comparable to the use of comparable space in the Building or other class "A" buildings by comparable tenants in the Northwest Atlanta office submarket; and (ii) Landlord's consent shall not be necessarily required in connection with any assignment, sublease or other transfer (collectively, an "Affiliate Transfer") to any of the following (collectively, an "Affiliate"): any firm, corporation, partnership, limited liability company or other person or entity now or hereafter in control of , controlled by or controlled with Tenant; or into which or with which Tenant shall now or hereafter merge or consolidate; or which now or hereafter acquires all or substantially all of the assets of Tenant; provided, however, that if Tenant shall not survive any such Affiliate Transfer as a separate and ongoing business entity, the then creditworthiness of any successor to Tenant must be at least substantially equal to the then creditworthiness of Tenant, as reasonably determined by Landlord. Landlord further agrees that Landlord's right to elect to terminate the lease as set forth in Paragraph 9(a) in connection with any proposed assignment, sublease or other transfer shall be inapplicable with respect to any Affiliate Transfer.

10.      INSURANCE AND INDEMNIFICATION.

         (a) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damages to any person or property in or about the Premises by or from any cause whatsoever, other than the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, or explosion of the Building or the complex of which it is a part or any part thereof.

         (b) Tenant shall hold Landlord harmless from and defend and indemnify Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof other than the gross negligence or willful misconduct of Landlord, its agents, employees or contractors; or (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage under this clause (ii) shall be caused in part or in whole by the gross negligence or willful misconduct of Tenant or its agents, servants, employees, or contractors. Tenant further agrees to indemnify, defend and save harmless Landlord against and from any and all claims in any manner relating to any work or thing whatsoever done by Tenant in or about, or any transactions of Tenant concerning, the Premises, and will further indemnify, defend and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability for which Tenant is liable hereunder, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

         (c) Landlord shall hold Tenant harmless from and defend and indemnify Tenant against any and all claims or liabilities for any injury or damage to any person or property whatsoever occurring in, on or about the Building or the Property (excluding the Premises, unless relating to Landlord's entry into the Premises) to the extent such injury or damage shall be caused in part or in whole by (i) the negligent acts or omissions of Landlord or Landlord's agents, servants, employees, or contractors, or (ii) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease. The indemnifications by Landlord set forth in this Paragraph 10(c) are subject to any limitations contained in

Paragraph 11 or elsewhere in this Lease. Furthermore, in case any action or proceeding be brought against Tenant by reason of any claims or liability, Landlord agrees to defend such action or proceeding at Landlord's sole expense by counsel reasonably satisfactory to Tenant. The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

         (d) Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease all insurance coverages required by Landlord to be maintained by tenants in the Building, including, but not limited to, the policies of insurance specified on Exhibit "G" attached to this Lease.

         (e) Landlord shall maintain in force, at its sole cost and expense (but subject to reimbursement as Direct Operating Expenses), "All Risk" (sometimes known as "Special Causes of Loss") property insurance, covering the Building, for not less than its full replacement cost. Such insurance may include such other coverages, such as rental interruption insurance, as Landlord may deem reasonably necessary, and may contain an endorsement naming Landlord's mortgagee as loss payee, as its interests may appear. Landlord shall maintain in force, at its sole cost and expense (but subject to reimbursement as Direct Operating Expenses), a policy or policies of comprehensive general liability insurance, including personal injury and property damage, in the amount of at least Two Million and No/100 Dollars ($2,000,000.00) for property damage and personal injuries or deaths of persons occurring or about the Property.

11.      WAIVER OF SUBROGATION.

         Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Premises are located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to coverage thereunder. If either party fails to maintain in effect throughout the term hereof the insurance required hereunder or to cause its insurance policies to include such a clause or endorsement, the terms and provisions of this Lease shall nevertheless be read and construed and applied as if such a party had in effect self insurance covering the loss or claim in question to the same extent such loss or claim would have been covered if such party procured and maintained the required insurance hereunder.

12.      SERVICE AND UTILITIES.

         (a) Landlord shall maintain all public and common areas of the Building, Property and Project, including without limitation lobbies, stairs, elevators, corridors, common area restrooms, sidewalks, landscaped areas, roadways, parking and exterior lighting, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the roof, walls, windows and balance of the structure itself, in a manner consistent with other Class "A" office buildings in the Northwest Atlanta submarket and otherwise in a first-class order and condition except for damage occasioned by the gross negligence or willful misconduct of Tenant, which damage shall be repaired by Landlord at Tenant's expense. Landlord shall comply with all applicable provisions of Paragraph 16 of this Lease in connection with any such maintenance or repair by Tenant. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided by Landlord, the installation, care, expenses and maintenance of each such system shall be borne by and paid for by Tenant.

         (b) Provided the Tenant shall not be in uncured default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Sundays and legal holidays, and including, in any event the hours 8:00 a.m. until 6:00 p.m. Mondays-Fridays and on Saturdays from 8:00 a.m. until 1:00 p.m.), heat and air-conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises (which shall, at a minimum, be able to maintain plus or minus 2(degree)F based upon the local conditions specified in the ASHRAE Handbook of Fundamental as applicable to Atlanta, Georgia), replacement of bulbs for building standard fluorescent lights and non-building standard lights, provided Tenant stocks the bulbs for all of Tenant's non-building standard lights, janitorial services during the times and in the manner that such services are, in Landlord's reasonable judgment, customarily furnished in comparable Class "A" office buildings in the Northwest Atlanta submarket, and elevator service (including, at a minimum at all times, at least one (1) passenger elevator providing service to all of the floors comprising a part of the Premises), on-site Building management services, 24/7 Building security services (on-site, except that after hours security may be provided by persons not continuously in the Building, but rather serving the Galleria complex generally), on-site Building engineers and day porter services.

         Landlord agrees to provide additional or after-hours heating or air-conditioning at Tenant's request, for which Tenant shall pay to Landlord a reasonable hourly charge for such services as determined from time to time by Landlord and billed by Landlord to Tenant monthly in arrears. The initial hourly charge for such after-hours heating or air conditioning services shall be no more than $40.00 per hour through calendar year 2003, and shall thereafter be subject to adjustment by Landlord on an annual basis so as to reasonably reflect the cost of providing such services. Tenant also agrees at all times to abide by all the reasonable, uniformly applicable regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system in connection with normal business office use, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of electricity and/or water therefor, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord may notify Tenant if any additional or supplementary air conditioning units are anticipated to be needed for the Premises during the design and plan approval process in accordance with the Work Letter Agreement. Landlord agrees to furnish to the Premises electricity for general office purposes and water for lavatory and drinking purposes, subject to the provisions of subparagraph 12(c) below. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, unless caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, but Landlord will exercise due diligence to furnish uninterrupted service.

         (c) Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines, computers, and machines using excess lighting or current which will in any way materially increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant in Landlord's judgment shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Landlord may notify Tenant if any additional or supplementary air conditioning units are anticipated to be needed for the Premises during the design and plan approval process in accordance with the Work Letter Agreement. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any reasonable additional expense incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service utility whatsoever serving the Premises or the Building. Notwithstanding the foregoing, if the Premises, or a material portion thereof, is made untenantable for a period in excess of seven (7) consecutive business days as a result of any interruption or failure of services, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the eighth (8th) consecutive day of such untenantability and ending on the day that the Premises or portion thereof in question has been rendered tenantable. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

         (d) Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for an uncured default in payment of such sums as for a default in the payment of rent.

         (e) Tenant shall not provide any janitorial services without Landlord's written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk and responsibility.

13.      ESTOPPEL CERTIFICATE.

         Within ten (10) days following the Commencement Date or any written request which either party may make from time to time, the party receiving such request shall execute and deliver to the other party a certificate substantially in the form attached hereto as Exhibit "C" and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure to execute and deliver such certificate shall constitute a default hereunder or constitute an acceptance of the Premises and acknowledgment that the statements included in Exhibit "C", as completed and sent by the requesting party, are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by Landlord and Tenant, and by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein, or by any assignee, sublessee, transferee, purchaser or lender of Tenant, or anyone to whom Landlord or Tenant may provide said certificate.

14.      HOLDING OVER.

         Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy of sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly base rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one hundred fifty percent (150%) of the base rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession), and, in addition thereto, Tenant shall also pay the then current amount of additional rent due and payable in accordance with this Lease. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of reentry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed. Provided that Tenant is not then in uncured default and has given to Landlord at least twelve (12) months' prior written notice of Tenant's intention to do so, Tenant shall have the right to elect to holdover for a period of three (3)- months, with such holdover occupancy otherwise being subject to the terms and conditions specified in this Section 14. If Tenant gives such holdover notice to Landlord, then Tenant shall be liable for holdover rent for such entire three (3)-month period, regardless of whether or not Tenant actually holds over or remains in occupancy of the Premises or any portion thereof for such entire three (3)-month period.

15.      SUBORDINATION.

         Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to any of the following (collectively, a "Mortgage"): (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the land upon which the Building or any common areas are situated, and (b) the lien or interest of any mortgage or deed to secure debt which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such Mortgages or deeds to secure debt to this Lease. In the event that any Mortgage terminates for any reason or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant agrees to execute such non-disturbance and attornment agreements as the holder of any mortgage or deed to secure debt on the Building may reasonably require. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such Mortgage. Notwithstanding any provisions to the contrary herein, Landlord shall obtain for the benefit of Tenant a non-disturbance agreement from the holder of any Mortgage superior to Tenant's rights under this Lease, on such commercially standard form as customarily used by such holder, as a condition precedent to Tenant's obligation to subordinate to any such Mortgage and/or to attorn to any such successor in interest to Landlord. Such non-disturbance agreement shall, among other things, provide that, provided Tenant is not in uncured default under this Lease, any successor in interest to Landlord by reason of termination of any Mortgage or foreclosure or conveyance in lieu of foreclosure of any Mortgage shall recognize this Lease and Tenant's right of quiet enjoyment with respect to the Premises, and shall provide that this Lease and Tenant's possession and quiet enjoyment of the Premises shall not be interfered with or disturbed except in the event of an uncured default by Tenant hereunder.

16.      RE-ENTRY BY LANDLORD.

         Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. All routine maintenance by Landlord shall be performed after normal business hours except that work in the mechanical room on each floor of the Premises shall be permitted during normal business hours. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby unless caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem reasonably necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passage ways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. Except in the event of emergencies or for the provision of routine services, Landlord agrees to provide Tenant with at least twenty-four (24) hours' prior oral notification of its intention to enter the Premises for any of the purposes described above, and agrees that Tenant shall have the right to have a representative of Tenant accompany Landlord, its agents, employees or contractors at any time while they are within the Premises for any of such purposes.

17.      INSOLVENCY OR BANKRUPTCY.

         The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

18.      DEFAULT AND REMEDIES.

         The following events shall be deemed to be events of default or an "uncured default" by Tenant under this Lease:

         (a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) business days after written notice of failure from Landlord to Tenant; provided, however, notwithstanding the foregoing, Landlord shall not be required to give such notice to Tenant more than two (2) times in any consecutive twelve (12)-month period with respect to Tenant's obligation to make any monetary payment under this Lease, and after Landlord shall have given two (2) such notices in any given consecutive twelve
(12)-month period, Tenant shall not be entitled to any notice or cure period for any subsequent default within such consecutive twelve (12)-month period; or

         (b) Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within (i) twelve (12) hours after written notice to Tenant if the failure involves a condition hazardous or dangerous to life or property or (ii) twenty (20)-days after written notice to Tenant in the case of any other failure; provided, however, if any such default by its nature is not reasonably susceptible to cure within such twenty (20)-day period, and provided that Tenant commences its efforts to cure same promptly and continues such efforts diligently, then Tenant shall have such additional time (not to exceed 90 days) to complete such cure as is reasonably necessary under the circumstances; or

         (c)      [intentionally omitted]; or

         (d) Tenant shall create or allow to be created in or about the demised Premises any condition or circumstance constituting a hazard to people or property, a nuisance or a trespass, whether or not such condition or circumstance rises to the level of a civil or criminal law violation or action, and such condition or circumstance is not corrected or removed within ten (10) days after notice from Landlord; or

         (e) Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only;

         (f) If, in spite of the provisions hereof, the interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

         (g) Tenant shall assign, sublet or transfer its interest hereunder in violation of this Agreement.

         Upon the occurrence of any such events of default described in this paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  (aa) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

                  (bb) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and, to the extent permitted under Georgia law, Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom; Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

                  (cc) Upon termination of this Lease, whether by lapse of time, by or in connection with a dispossessory proceeding or otherwise, Landlord shall be entitled to recover as Landlord's actual accrued damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, as Landlord's liquidated damages for the balance of the stated term hereof and not as a forfeiture or penalty, the sum of: (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (dd)(ii) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (ii) an amount equal to the present value of the cost of performing any other covenants which would have otherwise been performed by Tenant. Notwithstanding any provisions in this Paragraph 18 or elsewhere in this Lease to the contrary, Landlord agrees to use commercially reasonable efforts to relet the Premises upon the occurrence of an event of default by Tenant and Tenant's vacating of the Premises; provided, however, that in no event shall Landlord be required to lease all or any portion of the Premises, or to seek to lease all or any portion of the Premises, if other space is then available in the Building or in other buildings in the Galleria complex of which the Building is a part and which are under common ownership or management with the Building.

                  (dd)     (i)      Upon termination of the Lease or Tenant's
                  right to possession of the demised Premises, regardless of whether such termination occurs as a result of a dispossessory proceeding, distraint proceeding, exercise of right of termination, re-entry, lease expiration or otherwise, Tenant shall remain liable for payment of all rent thereafter accruing and for performance of all obligations thereafter performable under this Lease. Landlord may, at Landlord's option, enter the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (bb) above, without such entry and possession releasing Tenant from any obligation, including Tenant's obligation to pay rent, including any amounts treated as additional rent, hereunder for the full term of the Lease.

                           (ii) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character and use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses for reletting, including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and broker's commissions), Tenant shall pay to Landlord, as Landlord's liquidated damages and not as a forfeiture or penalty, the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

                  (ee) Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder, and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

                  (ff) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or available in equity (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing.

Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay reasonable actual attorneys' fees so incurred.

         Without limiting the foregoing, to the extent permitted by law, Tenant hereby: (i) appoints and designates the Premises as a proper place for service of process upon Tenant, and agrees that service of process upon any corporate officer of Tenant upon the Premises or, in the event that Tenant has vacated or abandoned the Premises, leaving process in a conspicuous place within the Premises shall constitute personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means); (ii) expressly waives any right to trial by jury; and (iii) expressly waives the service of any notice under any existing or future law of the State of Georgia applicable to landlords and tenants.

19.      DAMAGE BY FIRE, ETC.

         (a) If the Building, improvements, or Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within one hundred eighty (180) days of such damage, then either party may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. Tenant shall exercise its option provided herein by written notice to Landlord within ten (10) business days after receipt of Landlord's notice setting forth the estimated repair period for such damages. For purposes hereof, the Building, improvements, or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

         (b) If this Lease is not terminated pursuant to Paragraph 19(a), then to the extent of available insurance proceeds, Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease exclusive of any option which is unexercised at the date of such damage).

         (c) If this Lease shall be terminated pursuant to this Paragraph 19, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated pursuant to this Paragraph 19 and if the Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such repairs and material restoration within two hundred ten (210) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering not less than thirty (30) days' prior written notice and opportunity to cure to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

         In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant after the Commencement Date hereof. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by (i) the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises, the Building, or the Property, and/or (ii) the ground lessor of any portion of the Property.

         (d) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises, Building or Property, or the ground lessor of the Property, requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, provided that Landlord is concurrently terminating the leases of all or substantially all other tenants in the Building, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term.

         (e) In the event of any damage or destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or the Premises as is reasonably necessary in order to permit Landlord to cause the repairs to be made and as Landlord shall request and Tenant hereby indemnifies, defends and holds Landlord harmless from any loss, liability, costs, and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of such removal and any alleged failure to properly secure the Premises prior to such removal.

20.      CONDEMNATION.

         (a) If any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof. As used herein, "substantial part" shall mean more than twenty percent (20%).

         (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

         (c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim (or, if required to preserve such claim, may make such claim in Landlord's condemnation proceeding) and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs and for Tenant's loss of business and/or business interruption.

         (d) Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the term of this Lease.

21.      SALE BY LANDLORD.

         In the event of a sale or conveyance by Landlord of the Building, then, provided that the purchaser or transferee from Landlord assumes in writing all of the Landlord's obligations under this Lease arising from and after the effective date of such sale or conveyance, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant arising or creating from and after the effective date of such sale or conveyance by Landlord, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Tenant agrees to attorn to the purchaser or assignee in any such sale.

22.      RIGHT OF LANDLORD TO PERFORM.

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to perform any acts, covenants or agreements to be performed by Tenant under any of the terms of this Lease or to pay any sum of money, other than rent, required to be paid by it hereunder, and such failure shall continue for twenty (20) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act, covenant or agreement on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord or costs related to Landlord's performance of such acts, covenants or agreements and all necessary incidental costs, together with interest thereon at the Agreed Interest Rate as defined in Paragraph 8 hereof from the date of such payment by Landlord, shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

23.      SURRENDER OF PREMISES.

         (a) Except as set forth to the contrary in Paragraph 14 above, Tenant shall, at least one hundred eighty (180) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the Premises on that date, but nothing contained herein or in the failure of Tenant to give such notice shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.

         (b) At the end of the Lease Term, Tenant agrees to peaceably deliver up to the Landlord possession of the Premises, in the same condition as received on the Commencement Date, ordinary wear and tear, damage by fire, earthquake, and other acts of God, condemnation and the acts or omissions of Landlord, its agents, employees or contractors all excepted. Unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost and expense, all permanent improvements or additions to the Premises installed by or at the expense of Tenant after the lease commencement date, together with all furniture, equipment and computer and telephone cables belonging to Tenant (whenever installed), and repair any damage resulting from such removal. Any property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Landlord shall have the right to remove and dispose of such abandoned property, and the costs associated therewith shall be promptly reimbursed by Tenant.

         (c) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24.      WAIVER.

         If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by either party to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of such party to insist thereafter upon strict performance by Tenant. Waiver by either party of any term, covenant or condition contained in this Lease may only be made by a written document signed by such party.

25.      NOTICES.

         Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand-delivered in person, by reputable courier service or sent by United States Mail, registered, postage prepaid, to the addresses set forth below:

                  If to Landlord:           Galleria 600, LLC
                                            c/o Childress Klein Properties
                                            300 Galleria Parkway, Suite 600
                                            Atlanta, Georgia 30339

                  If to Tenant:             PRG-Schultz International, Inc.
                                            600 Galleria Parkway, Suite 100
                                            Atlanta, Georgia 30339
                                            Attn:  Legal Department

                  with a copy to:           Arnall Golden Gregory LLP
                                            2800 One Atlantic Center
                                            1201 West Peachtree Street, N.W.
                                            Atlanta, Georgia 30309-3450
                                            Attn:  Jonathan Golden, Esq.

         Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person or (ii) on the date of delivery, refusal to accept delivery or inability to deliver such notices, demands or requests in accordance with the preceding portion of this paragraph, as set forth on the return receipt, bill of lading or other shipping receipt with respect thereto.

         Either Landlord or Tenant shall have the right from time to time to designate by written notice to the other party such other places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

         Notwithstanding the foregoing, all rental payments under this Lease shall be sent to the address specified in paragraph 2(a) above.

26.      CERTAIN RIGHTS RESERVED TO THE LANDLORD

         Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

         (a)      To change the name of the Building;

         (b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used in the Premises;

         (c)      To retain at all times pass keys to the Premises;

         (d) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building other than Tenant's business use;

         (e) To close the Building after regular work hours and on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building register and provide sufficient forms of identification to a watchman and that said persons establish their right to enter or leave the Building; and

         (f) To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be reasonably necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or Landlord's interest, or as may be necessary or desirable in the operation of the Building.

         Subject to the requirements of Section 16 above, Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

27.      ABANDONMENT.

         [Intentionally omitted.]

28.      SUCCESSORS AND ASSIGNS.

         Subject to the provisions of Paragraph 9 hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

29.      ATTORNEYS' FEES.

         In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable actual attorneys' fees to be fixed by the Court in such action or proceeding. The phrases "reasonable attorneys' fees", "reasonable actual attorneys' fees" or "reasonable attorneys' fees actually incurred", and any similar phrases used in this Paragraph or in any other provision of this Lease shall be deemed to mean reasonable attorneys' fees actually incurred, without consideration of the terms of Official Code of Georgia Annotated Section 13-1-11(1) or Section 13-1-11(2) (Michie 1982, as amended).

30.      CORPORATE AUTHORITY.

         If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. If Tenant signs as any other legal entity, Tenant shall provide Landlord with reasonable evidence of authority.

31.      MORTGAGE APPROVALS.

         Any provisions of this Lease requiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises, Building or Property or any portion thereof shall reasonably refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.

32.      MISCELLANEOUS.

         (a) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. The term "Landlord" as used in this Lease shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

         (b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of Georgia. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

         (c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

         (d) All obligations of either party hereunder not fully performed as of the expiration or earlier termination of the term at this Lease shall survive the expiration or earlier termination of the term hereof.

         (e) If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

         (f) Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.

         (g) Notwithstanding any other provisions of this Lease to the contrary, if the Commencement Date hereof shall not have occurred before the twentieth (20th) anniversary of the date hereof, this Lease shall be null and void and neither party shall have any liability or obligation to the other hereunder. The purpose and intent of this provision is to avoid the application of the rule against perpetuities to this Lease.

33.      LANDLORD'S LIEN.

         [Intentionally omitted.]

34.      QUIET ENJOYMENT.

         Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation, subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference, nuisance or disturbance by other tenants or third persons (other than Landlord's agents, employees or contractors), nor shall Tenant be released from any of the obligations of this Lease because of such interference, nuisance or disturbance.

35.      LANDLORD'S LIABILITY.

         In no event shall Landlord's liability for any breach of this Lease exceed Landlord's interest in the Building, Property and Project. This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. Furthermore, any liability of Landlord hereunder shall be enforceable only out of the interest of Landlord in the Building and the Property and in no event out of the separate assets of Landlord or any shareholder or partner of Landlord.

36.      RIGHT TO RELOCATE.

         [Intentionally omitted.]

37.      NO ESTATE.

         This contract shall create the relationship of Landlord and Tenant, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

38.      LEASE EFFECTIVE DATE.

         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

39.      RULES AND REGULATIONS.

         (a) Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit "A" which is attached hereto and made a part hereof and, upon not less than ten (10) prior business days' written notice thereof, all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall supply Tenant with any changes or amendments to said rules. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Tenant shall faithfully observe and comply with the rules and regulations put into effect from time to time by the owners of other buildings and property within the Atlanta Galleria complex. Tenant will be responsible for causing its employees, customers, subtenants, licensees, invitees, agents, concessionaires and contractors to comply with all such rules and regulations while they are within the Premises or subject to Tenant's control.

         (b) Tenant acknowledges and agrees that Landlord may insist upon compliance with and enforce the rules and regulations as well as any laws, statutes, ordinances or governmental rules or regulations as mentioned in Paragraph 5 above, and may, pursuant to the Georgia Criminal Trespass Statute (Official Code of Georgia Annotated, Section 16-7-21), prohibit any person including any of Tenant's employees, agents, customers, licensees, guests, invitees, concessionaires, or contractors from entering or remaining upon all or any portion of the Building, including the Premises, or any other building or property within the Atlanta Galleria complex, including the hotel, office towers, parks, gardens, roadways, parking lots, parking decks, performance stages, and all other buildings, land or property, if Landlord determines in its sole discretion that said person has not complied with any law, ordinance, rule or regulation or poses a threat to the safety, welfare or health of any person or to the maintenance or orderliness of the administration of the Building. Tenant further agrees that it shall not interfere with or object to Landlord's enforcement of any such laws, ordinances, rules and regulations including Official Code of Georgia Annotated, Section 16-77-21 or any similar statute.

40.      SPECIAL STIPULATIONS.

         Special Stipulations to this Lease are set forth on Exhibit "E" attached hereto and made a part hereof. In the event of any conflict between any provision set forth in Exhibit "E" and any provision contained elsewhere in this Lease, the former in all events shall supersede, prevail and control.

41.      GUARANTY.

         [Intentionally omitted.]

42.      CONDITION.

         [Intentionally omitted.]

43.      BROKERAGE COMMISSIONS.

         Tenant represents that Tenant has not engaged or worked with any real estate brokers or agents other than Childress Klein Properties, Inc. and Carter & Associates, L.L.C. (collectively, "Broker") in connection with this Lease for the Premises. Tenant shall indemnify and hold harmless Landlord and Landlord's agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity other than Broker to the extent that Tenant has engaged such person or such claim results from any action of Tenant. Landlord represents that Landlord has not engaged or worked with any real estate brokers or agents other than Broker in connection with this Lease for the Premises. Landlord shall indemnify and hold harmless Tenant and Tenant's agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto that may be asserted by any person or entity other than Broker to the extent that Landlord has engaged such person or such claim results from any action of Landlord. Landlord hereby acknowledges and agrees that it shall compensate Broker in accordance with the terms of separate commission agreements with each Broker.

44.      EXCULPATION.

         This Lease is executed, not individually, but solely on behalf of Galleria 600, LLC, by certain employees of OTR, an Ohio general partnership, the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"). In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO. Nothing contained in this Paragraph 44 shall be deemed to limit the provisions of Paragraph 35 above.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                                 LANDLORD:


                                 GALLERIA 600, LLC, A GEORGIA
                                 LIMITED LIABILITY COMPANY

                                 By:  OTR, an Ohio general partnership,
                                      its manager

                                      By: /s/ Stephen A. Mitchell
                                         -------------------------------------
                                         Name: Stephen A. Mitchell
                                              --------------------------------
                                         Title: General Partner
                                               -------------------------------


                                 TENANT:


                                 PRG-Schultz International, Inc.,
                                 a Georgia corporation


                                 By: /s/ Donald E. Ellis, Jr.
                                    ------------------------------------------
                                    Name: Donald E. Ellis, Jr.
                                         -------------------------------------
                                    Title: Executive Vice President - Finance,
                                          ------------------------------------
                                           Chief Financial Officer
                                          ------------------------------------
                                           and Treasurer
                                          ------------------------------------


                                 Attest:
                                        --------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                              (CORPORATE SEAL)

                                  EXHIBIT "A"

                             RULES AND REGULATIONS

l. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2.       No sign, placard, picture, name, advertisement, notice or other such item visible from the exterior of Premises shall be inscribed, painted, illuminated, affixed, installed or otherwise displayed by any tenant either on its Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, notice or other such item without notice to and at the expense of tenant.

         If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

         All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am on Monday through Friday and at all hours on Saturdays, Sundays, and holidays all persons who are not tenants or agents, employees or contractors of tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

         Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

         During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing and/or locking the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

6. No tenant shall employ any person or persons for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person.

7. No tenant shall accept barbering or bootblacking or carwashing services in its Premises or in the Building, or on the Property, except from persons authorized by Landlord.

8. Each tenant shall see that all doors of its Premises are closed and securely locked after business hours and must observe strict care and caution that all water faucets, water apparatus, coffee makers and any other electrical appliances or equipment are entirely shut off before the tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage. On multiple tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress, and except for Premises entry doors designed to be opened during normal business hours.

9. As more specifically provided in each tenant's Lease of the Premises, tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls.

10. No tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord.

11. No tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished tenant or which tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, tenant shall pay Landlord therefor.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein.

13. No tenant shall use or keep in its Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord. In the event flammable or combustible fluids or materials are permitted by Landlord in the Premises, these materials must be maintained and secured so as to comply with all laws, rules and regulations governing such materials, including but not limited to, all fire codes.

14. No tenant shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Premises of the Building.

15. No cooking shall be done or permitted by any tenant on its Premises without the consent of Landlord (except that use by the tenant of Underwriters' Laboratory approved microwaves and/or equipment for the preparation of coffee, tea, hot chocolate and similar beverages for tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall Premises be used for lodging.

16. Except with the prior written consent of Landlord, no tenant shall sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any Premises, nor shall tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises of any tenant be used for any improper, immoral or objectionable purpose.

17. If tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord.

19. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord. In the event Landlord permits use of the Building's loading dock and/or elevators after normal Building hours, then Landlord shall have the right to impose reasonable charges on tenant for such use. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of tenant.

         Business machines and mechanical equipment belonging to any tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by such tenant, at such tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22. No tenant shall place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such Premises or any part thereof; provided, however, that nothing in this sentence shall prevent or preclude Tenant from hanging pictures, installing shelving or performing Cosmetic Alterations within the Premises.

23. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into or kept in or about the Premises.

24. Each tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

25. Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building.

26. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the rules and regulations of the Building.

27. Without the prior written consent of Landlord, no tenant shall use the name of the Building in connection with or in promoting or advertising the business of such tenant except as tenant's address.

28. Each tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Each tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no employees will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

32. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations that are generally applicable to all tenants and that are adopted after Landlord has provided to the Building's tenants not less than ten (10) days' prior written notice thereof.

33. All wallpaper or vinyl fabric materials which any tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at such tenant's expense.

34. All work proposed by a tenant in its Premises other than Cosmetic Alterations must be pre-approved by Landlord. Tenant will refer all contractors, contractors representatives and installation technicians, rendering any such service to tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Premises and other portions of the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

35. Each tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

36. Each tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by such tenant's employees, agents, clients, customers, invitees and guests.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building, including without limitation the Lease for the Premises.

38. Smoking of tobacco products (including, but not limited to, cigarettes, cigars, pipes or similar utensils) is expressly prohibited in the lobby, hallways, elevators, building entrances, restrooms, stairwells and common areas in and around the Building. Tenant shall not permit any of its employees, agents, servants, licensees, contractors or invitees to smoke in those areas specified in the immediately preceding sentence. Tenant further agrees either (i) to prohibit smoking within the Premises, or (ii) if smoking is permitted by Tenant within the Premises, to take, at Tenant's sole expense, such steps (which steps may include, but not be limited to, installing exhaust equipment to supplement the Building's heating, ventilation and air conditioning system) as shall be required by Landlord to avoid any infiltration of smoke from the Premises into the space of other tenants or the common areas in the Building. Tenant further agrees that if Tenant shall have taken steps to reduce or eliminate infiltration of smoke into the space of other tenants, and, notwithstanding these steps, smoke from the Premises continues to be a nuisance to other tenants in the Building, then Landlord shall have the right to prohibit smoking in the Premises altogether. Tenant acknowledges and agrees that (a) Landlord has the right under this paragraph to restrict and/or prohibit smoking in the Premises, (b) smoking in the Premises is not an absolute or inherent right of Tenant and (c) Landlord's determination that smoking in the Premises must be abated shall be final. To enable smokers to have an area outside of the Building in which to smoke, the Landlord shall designate from time to time specific areas where smoking is permitted, to the extent permitted by applicable laws and regulations. Smokers are required to keep all designated smoking areas clean, attractive and free of litter. In order to comply with present or future laws, regulations or guidelines of governmental entities relating to workplace health and safety, Landlord retains the right to further alter, move or eliminate such smoking areas from time to time and to establish regulations relating thereto as Landlord reasonably deems necessary or appropriate.

                                  EXHIBIT "B"

                             WORK LETTER AGREEMENT


1.       IMPROVEMENTS

         (a) At Tenant's expense, Landlord shall furnish and install substantially in accordance with the construction drawings and specifications approved by Tenant and Landlord, partitions, doors, lighting fixtures, acoustical ceiling, floor coverings, electrical outlets, telephone outlets, air conditioning, fire sprinklers, signage, wall finishes, and construction clean-up and other improvements required by Tenant which are normally performed by the construction trades, but excluding those items to be constructed by Landlord pursuant to Paragraph 1(b) below (collectively, the "Tenant Improvements"). Landlord shall cause to be prepared at Tenant's expense all architectural plans and specifications, and all structural, mechanical and electrical engineering plans and specifications (the "Plans") required for Tenant's occupancy. The preparation of the Plans shall not include selection of non-building standard finishes, or any fixtures or furniture, or any other elements of interior design.

         (b) Landlord shall request competitive bids on the construction of the Tenant Improvements from Batson-Cook Company, Welch Tarkington, and Humphries and Company. Landlord and Tenant shall mutually agree on which of said contractors shall be selected to construct the Tenant Improvements. Tenant hereby approves the following MEP subcontractors: (i) mechanical/plumbing - McKenneys and Maxair; and (ii) electrical - Penco and Allison Smith. The use of any other MEP contractors shall be subject to the prior approval of Tenant.

         (c) At Landlord's expense, Landlord shall or has provided the items identified on Schedule 1 attached hereto and made a part hereof (hereinafter referred to as "Landlord's Work").

         (d) Landlord shall be the construction manager ("Construction Manager") in connection with the construction of the Tenant Improvements, and in such capacity shall provide the following services at no additional cost, expense or charge to Tenant:

                  1. Construction Manager shall (i) furnish to Tenant the benefit of Construction Manager's expertise, skill and experience in furthering the interests of Tenant in connection with the construction of the Tenant Improvements; (ii) use commercially reasonable efforts to cause the construction of the Tenant Improvements to occur in an expeditious and economical manner; and (iii) use commercially reasonable efforts to promote harmony and cooperation among the Tenant, Construction Manager, the general contractor and the architects of Landlord and Tenant in connection with the construction of the Tenant Improvements.

                  2. Construction Manager shall evaluate and make recommendations to, and meet with, Tenant and Tenant's architect with respect to (i) the Tenant Improvements and the Tenant's budget for such Tenant Improvements, including without limitation the selection of materials, building systems and equipment; (ii) the schedule for such Tenant Improvements, including time requirements for procurement, installation and completion, long lead-time items and other critical decisions and dates that Tenant must be and remain aware of and observe; (iii) factors related to construction cost, including without limitation estimates of alternative designs and materials, and possible economies and so-called "value engineering"; and (iv) the review and comparative analysis of general contractors' bids and the qualifications of the subcontractors; .

                  3. Construction Manager shall (i) schedule and conduct meetings with Tenant, Tenant's and Landlord's architects, the general contractor and/or subcontractors regularly and with such frequency as Construction Manager recommends during the course of construction in order to review, discuss and assess the status of the work; (ii) visit and inspect the work regularly and with such frequency as Construction Manager recommends during the course of construction (and in any event not less frequently than weekly and/or at such other critical dates and phases of construction as are necessary or appropriate); (iii) provide or cause others to provide to Tenant written reports not less frequently than twice per month on the progress of the entire work; and (iv) review and approve, disapprove and/or make recommendations to Tenant regarding all requests for payment by the general contractor.

2.       LANDLORD'S ALLOWANCE

         As Landlord's contribution to work provided in Paragraph 1(a), Landlord shall provide Tenant with an allowance of Twenty Five and 12/100 Dollars ($25.12) per rentable square foot of the Premises, hereinafter referred to as "Landlord's Allowance". Notwithstanding the above, Tenant may, at Tenant's discretion, use all or any portion of the Landlord Allowance for costs related to design and construction of the Tenant Improvements, Tenant's signage costs, moving expenses and installation of Tenant's furniture; provided, however, that, except as provided in the following sentence, as a condition to Tenant's right to use Landlord's Allowance for the foregoing purposes, Tenant first shall be required to improve and finish all portions of the Premises in accordance with the Plans. With respect to costs incurred by Tenant and relating to the design of the Tenant Improvements, Tenant may submit invoices for such costs to Landlord for payment directly out of Landlord's Allowance.

3.       TENANT'S COST

         (a) Tenant shall bear the cost, if any, of the work described in Paragraph 1(a) over and above the Landlord's Allowance provided by Landlord under Paragraph 2 (Paragraph 3 work is hereinafter referred to as "Tenant's Cost"). Any modifications of any part of the work described in Paragraph 1(a) already completed that are requested by Tenant shall constitute part of Tenant's Cost.

         (b) Subject to application of the Landlord's Allowance, Tenant shall pay for all costs associated with any Tenant-requested changes or modifications of the improvements as defined by the Plans in Paragraph 1(a) of this Exhibit "B" after the Plans have been approved by Tenant. Tenant will be liable for any increase in construction costs resulting from any Tenant Delay as defined in Paragraph 1(b) of the Lease.

         (c) Until such time as Landlord's Allowance has been fully paid by Landlord, as invoices are received by Landlord for the completion of the Tenant Improvements, such invoices shall be paid by Landlord and Tenant jointly in the same proportion that each of such party's estimated share of the cost of the Tenant Improvements bears to the total cost of the Tenant Improvements. For example, if Tenant's estimate share of the cost of the Tenant Improvements is 25% of the total cost of the Tenant Improvements, then Tenant shall pay 25% of each invoice for the Tenant Improvements. Tenant shall pay such amount to Landlord within fifteen (15) days after receipt of such invoice. If Landlord's Allowance shall have been fully paid by Landlord, Tenant shall pay 100% of all remaining invoices for the Tenant Improvements.

4.       PLANNING SCHEDULE

         (a)      Preparation and Approval of Plans:

                  (i) Tenant shall diligently pursue the preparation of the Plans FOR THE TENANT IMPROVEMENTS.

                  (ii) The Plans shall then be prepared in conformance with Landlord's requirements and all applicable codes, ordinances and laws, and shall specify materials and details of equal or better quality to Landlord's building standard. The Plans shall be subject to approval of Landlord and the Code Officials having jurisdiction. Tenant shall submit complete construction plans to Landlord for approval.

         (b) Upon receipt of the approved Plans, Landlord shall provide a quotation based upon competitively bid sub-contract pricing for the work to Tenant for approval as the price for the Tenant Improvements and the amount to be paid by Tenant to Landlord for Tenant's Cost. Upon written approval of such price by Tenant, Landlord and Tenant shall be deemed to have given final approval to the Plans as the basis on which the quotation was made, and Landlord shall be authorized to proceed with the improvements of the Premises in accordance with such Plans. Tenant will not unreasonably withhold its approval of such price.

         (c) Attached hereto as Schedule 2 and made a part hereof is a schedule approved by Landlord and Tenant for preparation and approval of the Plans and completion of the Tenant Improvements.

5.       TENANT'S WORK

         All work not within the scope of the normal construction trades employed in the Building, including, but not limited to, furnishing and installing of telephones, furniture, and office equipment, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractors and conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or delay the work of Landlord's contractors. Tenant's contractors, subcontractors, and labor shall be acceptable to and approved by Landlord and shall be subject to the administrative supervision of Landlord. Contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible the progress of the work without interruption on account of strikes, work stoppages or similar causes for delay. Landlord shall give access and entry to the Premises to Tenant and its contractors and subcontractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant's use; provided, however, that if such entry is prior to the Commencement Date, such entry shall be subject to all the terms and conditions of the Lease, except the payment of rent (including monthly base rent and payments of Direct Operating Expenses).

                                   SCHEDULE 1


The Base Building shell, systems and finishes shall include, but not be limited to, the following improvements when they have been installed and are operational:

         i. Exterior walls and columns complete with gypsum wallboard installed, taped, finished, and floated ready for tenants applied finish;

         ii. Broom-clean unfinished concrete floors level to f (f) number of 25;

         iii. 2' x 4' Ceiling grid system installed throughout (2 foot intermediate t's stacked on floor) with high efficiency 2' x 4' 12 cell parabolic reflector fluorescent fixtures at a ratio of 12 ea/1000 RSF, stacked on floor and reveal edge acoustical ceiling tile (2 x 2; 15/16) stacked on the floor of the Premises;

         iv. Building standard power grid for lighting installed above ceiling. Provide 5.5 watts/sf demand load for tenant 120/208V loads and 2 watts/sf 277/480V demand lighting loads plus core area building loads;

         v. Men's and ladies' bathroom facilities with Building standard doors, lighting fixtures, and finishes located on each floor of the leased Premises;

         vi. Main heating, ventilating and air conditioning rooms and equipment installed and operational. Provide and install the perimeter slot diffusers (fed by 12 PIU boxes) to cover the 15' perimeter zone around each floor. Provide 8 interior VAV boxes (within the Tenant space and dedicated to Tenant requirements) and 12 zones on floors 2 - 5 and commensurate ratio to 1st floor.

         vii. Elevator lobby on the first floor of the Building completed with Class A finishes;

         viii. Sprinkler risers and main loop installed on each floor based on open floor occupancy, together with one (1) sprinkler head turned up to slab, for each 225 square feet of rentable area in the leased Premises or as required by NFPA 13;

         ix. Building standard drinking fountains installed and operational;

         x. Fire valve cabinets or fire extinguisher cabinets, as applicable, as required by city codes for general office use occupancy, installed in stairways or core;

         xi. Building fire stairs installed, and surrounding walls installed, taped and floated;

         xii. Building core installed, with walls installed, taped, and floated, and with elevator shaft doors and door facings completed to Building standard finish (lighting, life safety and HVAC);

         xiii. Electrical and telephone distributions rooms installed with panel boards. 7.5 watts of available power for tenants used (per paragraph iv. above);

         xiv. Appropriate access provided for telephone trunk lines and Building standard voice communication speakers in core of each floor as required by applicable Building code installed and wired;

         xv. Building smoke detectors, AVSTROBES and exit lights installed in core of each floor as required by applicable Building code;

         xvi. All interior and exterior public areas of the Building are reasonably complete, including, but not limited to, applicable mechanical, lighting, electrical, elevator and plumbing facilities.

                                  SCHEDULE 2

                    [To be finalized by Landlord and Tenant
                       and attached hereto on or before
                              February 28, 2002.]

                                  EXHIBIT "C"

                       TENANT LEASE ESTOPPEL CERTIFICATE


Landlord:
                  --------------------------------------------

Tenant:
                  --------------------------------------------

Premises:
                  --------------------------------------------

Area:                                       Sq. Ft.     Lease Date:
                  --------------------------                        -----------


         The undersigned Tenant/Landlord under the above-referenced lease (the "Lease") hereby ratifies the Lease and certifies to ___________________________ ("Landlord/Tenant") with respect to the real property of which the premises demised under the Lease (the "Premises") is a part, as follows:

         1. That the term of the Lease commenced on _____________, 200___ and the Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by the Tenant.

         2. That the Lease calls for monthly rent installments of $____________ to date and that the Tenant is paying monthly installments of rent of $_____________ which commenced to accrue on the _______ day of ____________, 200____.

         3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month. There is no "free rent" or other concession under the remaining term of the Lease, and the rent has been paid to and including _____________, 200____.

         4. That a security deposit in the amount of $_____________ is being held by Landlord, which amount is not subject to any set off or reduction or to any increase for interest or other credit due to Tenant.

         5. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

         6. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has: (Initial One)

                  ( ) not been amended, modified, supplemented, extended, renewed or assigned.

                  ( ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:




         7. That the Lease provides for a primary term of _______ months; the term of the Lease expires on the ____ day of ______________, 200____; and that: (Initial One)

                  ( ) neither the Lease nor any of the documents listed in Paragraph 6 (if any), contain an option for any additional term or terms.

                  ( ) the Lease and/or the documents listed under Paragraph 6, above, contain an option for two
                           (2) additional term(s) of five (5) years and zero month(s) (each) at a rent to be determined as follows: See Exhibit "E", Section 3, to the Lease.

         8. That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

         9. That, to the best reasonable actual knowledge of Tenant/Landlord, there is no apparent or likely contamination of the real property or the Premises by hazardous materials, and Tenant/Landlord does not use, nor has Tenant/Landlord disposed of, hazardous materials in violation of environmental laws on the real property or the Premises.

         10. That there are no actions, voluntary or involuntary, pending against the Tenant/Landlord under the bankruptcy laws of the United States or any state thereof.

         11. That this certification is made knowing that Landlord/Tenant is relying upon the representations herein made.


                                    Tenant/Landlord:


                                    -------------------------------------------


Dated:                              By:
       ------------------               ---------------------------------------
                                        Typed Name:
                                                   ----------------------------
                                        Title:
                                              ---------------------------------

                                  EXHIBIT "D"

               Added to and made part of Lease Agreement between
      Galleria 600, LLC, a Georgia limited liability company ("Landlord")
                 And PRG-Schultz International, Inc. ("Tenant")

                            PREMISES ON FIRST FLOOR


                                 [FLOOR LAYOUT]

               Added to and made part of Lease Agreement between
      Galleria 600, LLC, a Georgia limited liability company ("Landlord")
                 And PRG-Schultz International, Inc. ("Tenant")

                        PREMISES ON EACH OF FULL FLOORS
                           (Floors Two Through Five)


                                 [FLOOR LAYOUT]

                                  EXHIBIT "E"


Added to and made part of Lease Agreement between Galleria 600, LLC, a Georgia limited liability company ("Landlord") and PRG-Schultz International, Inc., a Georgia corporation ("Tenant").

         1. First Month's Rent. The First Month's Rent in the amount of Eighty Nine Thousand One Hundred Eighty and No/100 Dollars ($89,180.00) is due and payable upon Lease execution by both Tenant and Landlord.

         2. Moving Allowance. In addition to the Tenant Allowance to be provided by Landlord as set forth in Exhibit "B" to this Lease, Landlord shall provide to Tenant a "Moving Allowance" to pay the costs of Tenant's move to the Premises. The Moving Allowance shall be the actual cost of said move to a limit of (not to exceed) Two and No/100 Dollars ($2.00) per rentable square foot contained in the Premises.

         3. Grant of Renewal Options. Provided Tenant is not in uncured default at the time of exercise, and as long as Tenant or an Affiliate Transferee of Tenant is still in occupancy of the Premises at the time of exercise, Tenant shall have and is hereby granted by Landlord two (2) five
(5)-year options to renew this Lease as to the entire Premises, provided Tenant provides at least twelve (12) months' prior written notice to Landlord of Tenant's intent to renew for each such renewal term. The rental rate for each renewal term shall be the then current Building market rate. For purposes of this paragraph, the then current Building market rate shall be deemed to be the rental rate at which space in the then existing high-rise, first class office buildings in the Galleria complex in which the Building is a part (which buildings shall include the buildings currently designated as 100, 300, 400 and 600 Galleria Parkway, and such other office buildings as are constructed in the Galleria complex and available for occupancy prior to the commencement of the applicable renewal term and which are multi-tenant office buildings substantially similar in size, quality and amenities to the 100, 300, 400 and 600 Galleria Parkway office buildings, but shall exclude the 200 and 700 Galleria Parkway buildings), taking into consideration relevant factors including amount of space, location of space, term of the lease, base rental rate, escalations, base year for operating expenses, age of the building, whether such lease is for a new tenant or a renewing tenant, tenant improvement allowance, and lease concessions. At Tenant's request, Landlord shall provide copies of the leases (excluding irrelevant, confidential portions thereof) used by Landlord in calculating Landlord's proposed Building market rate. If there are insufficient leases in such office buildings during the previous twelve
(12)-month period to establish the Building market rate, or if Landlord and Tenant are unable to agree upon the Building market rate for the Premises based upon leases in such office buildings within thirty (30) days after Tenant's receipt of Landlord's proposed Building market rate and such requested lease copies, then the following provisions shall apply:

                  (i) Landlord and Tenant shall mutually select an MAI appraiser with at least ten (10) years experience in the metro Atlanta area. If Landlord and Tenant are unable to agree on an appraiser within twenty (20) days, Landlord and Tenant each shall select an MAI appraiser who shall then select a third MAI appraiser to act as the arbitrator (the appraiser so selected by Landlord and Tenant mutually, or by said appraisers, shall be referred to herein as the "ARBITRATOR"). Landlord and Tenant shall share the costs of the Arbitrator and each shall pay the costs of any appraiser selected by such party and not acting as the Arbitrator.

                  (ii) Within ten (10) days after selection of the Arbitrator, Landlord and Tenant shall each submit to the Arbitrator such party's proposed Building market rental rate.

                  (iii) Within thirty (30) days after the receipt by the Arbitrator of each party's proposed Building market rental rate, the Arbitrator shall then select either Landlord's or Tenant's proposed Building market rental rate as the Building market rental rate. The Arbitrator shall promptly provide written notice to Landlord and Tenant of the Arbitrator's selection of the Building market rental rate, and such selection shall be final and binding on Landlord and Tenant.

         4. Right of First Refusal. Provided Tenant is not in uncured default at the time of exercise, Tenant shall have an on-going right of first refusal (the "ROFR") on unleased portions of the Adjoining Floor Space (as defined in Paragraph 5 of this Exhibit "E") (such unleased portions being hereinafter collectively referred to as the "ROFR Space"). Upon receipt of written notice from Landlord (an "ROFR Notice") that a third party has made a bonafide written offer to lease all or any marketable portion of such ROFR Space, such notice including, without limitation, a copy of such third party offer, that Landlord intends to accept, Tenant shall respond to Landlord within seven (7) business days as to whether it intends to lease such ROFR Space. If Tenant indicates that it will not lease the ROFR Space offered in the ROFR Notice, or if Tenant fails to respond within said seven (7) business day period, Landlord may proceed to lease such ROFR Space to a third party or parties on terms which shall not be more favorable to the tenant than as set forth in the third party offer, and Tenant shall have waived its right to lease such ROFR Space, provided that Landlord leases such ROFR Space within one hundred eighty (180) days thereafter. If Landlord fails to so lease such ROFR Space, then such ROFR Space must again be offered by Landlord to Tenant pursuant to this paragraph before Landlord may lease such ROFR Space to any parties other than Tenant. If Tenant indicates that it will lease such ROFR Space offered, Tenant and Landlord shall execute an amendment to this Lease for such ROFR Space within ten (10) days of Tenant notifying Landlord of its intention to lease such ROFR Space, such amendment to be on the same terms set forth in such third party offer; excepting, however, that (a) the term for such ROFR Space shall be coterminous with the term for the original Premises under this Lease (but in no event less than three (3) years as to such ROFR Space), and (b) the tenant improvement allowance set forth in such third party offer shall be adjusted on a prorata basis to reflect the adjustment in the term of said third-party offer made necessary to make said term coterminous with the term for the original Premises under this Lease.

         5. Adjoining Floor Space. Prior to the leasing of all office space in the Building other than the 24,637 rentable square feet of space in the Building immediately adjacent to the Premises (the "Adjoining Floor Space"), Landlord shall lease the Adjoining Floor Space only to Tenant or to other prospective tenants whose needs as to contiguous space on a single floor of the Building (or two floors, if the Adjoining Floor Space is not all on one floor) cannot be met by other available space in the Building, as reasonably demonstrated by Landlord to Tenant. For purposes hereof, the Adjoining Floor Space shall be (a) the entire sixth (6th) floor of the Building, if Tenant does not increase the size of the Premises pursuant to the provisions preceding Paragraph 1 of this Lease to include any portion of the sixth (6th) floor of the Building, (b) the entire seventh (7th) floor of the Building, if Tenant does increase the size of the Premises pursuant to the provisions preceding Paragraph 1 of this Lease to include all of the sixth (6th) floor of the Building, (c) the remaining unleased portion of the sixth (6th) floor and a portion of the seventh (7th) floor of the Building, if Tenant does increase the size of the Premises pursuant to the provisions preceding Paragraph 1 of this Lease to include a portion, but not all, of the sixth (6th) floor of the Building, (d) the remaining unleased portion of the fifth (5th) floor and a portion of the sixth (6th) floor of the Building, if Tenant decreases the size of the Premises pursuant to the provisions preceding Paragraph 1 of this Lease so that the Premises includes a portion, but not all, of the fifth (5th) floor of the Building; (e) the entire eighth (8th) floor of the Building, if Tenant does increase the size of the Premises pursuant to the provisions preceding Paragraph 1 of this Lease to include all of the sixth (6th) and seventh (7th) floors of the Building; or (f) the remaining unleased portion of the seventh
(7th) floor and a portion of the eighth (8th) floor of the Building, if Tenant does increase the size of the Premises pursuant to the provisions preceding Paragraph 1 of this Lease to include the entire sixth (6th) floor and a portion, but not all, of the seventh (7th) floor of the Building.

         6. Leasing of Additional Space. In the event that Tenant desires to lease (other than pursuant to the ROFR) any unleased portion of the ROFR Space for the remainder of the Lease Term (but in any event for at least three
(3) years), then the rental rate for such space shall be the then current Building market rate (as determined in accordance with the provisions for determining Building market rate set forth in Paragraph 3 of this Exhibit E). In such event, the tenant improvement allowance for such ROFR Space shall be Landlord's Allowance set forth in this Lease per rentable square foot, reduced on a prorata basis to reflect the shorter lease term for such ROFR Space, so that the actual improvement allowance for such ROFR Space bears the same proportion to the stated Landlord's Allowance set forth in this Lease as the actual term for such ROFR Space bears to the original twelve (12)-year term of this Lease.

         7.       Signage Rights.

                  (a) So long as (i) PRG-Schultz International, Inc., as Tenant, leases and occupies at least One Hundred Seven Thousand Sixteen (107,016) rentable square feet of space in the Building, (ii) more than seventy five percent (75%) of the rentable square feet of space in the Building have been leased to one or more tenants, and (iii) PRG-Schultz International, Inc. leases and occupies more rentable square feet of space in the Building than any other single tenant in the Building, then PRG-Schultz International, Inc. shall have the right, but only during the original twelve (12) year term of this Lease, to place PRG-Schultz International, Inc.'s name on an exterior face of the Building on or at the top of the Building; provided, however, that if condition (i) set forth in this sentence shall cease to be true, then PRG-Schultz International, Inc. shall no longer have such right and, if such sign has been installed, shall remove such sign and repair any damage therefrom. All costs relating to the installation, construction, maintenance and removal of such sign shall be at the expense of PRG-Schultz International, Inc. Such signage shall in all events be subject to Landlord's prior architectural approval and approval as to location, and to compliance with all applicable governmental rules and regulations. The rights of PRG-Schultz International, Inc. set forth in this paragraph 7(a) shall not be assignable or transferable to any other person or entity, except that an assignee of this Lease that is an entity that Tenant controls, is controlled by Tenant, or is under common control with Tenant may continue to exercise such rights in accordance with this Paragraph 7(a). Landlord shall not permit any other tenant in the Building leasing less than thirty-five percent (35%) of the total rentable square feet in the Building to place signage on an exterior face of the Building on or at the top of the Building.

                  (b) Subject to Landlord's prior architectural approval and to compliance with all applicable governmental rules and regulations, Tenant, at Tenant's expense, shall be entitled to place Tenant's signage on the monument sign for the Building. To the extent available, Tenant may apply the Tenant Allowance towards such cost. Landlord agrees that Landlord shall not grant to more than six tenants total, or to any tenant in the Building leasing less than 24,500 rentable square feet of space, the right to place signage on such monument sign for the Building. Tenant shall have the right to have the top position on the Building monument sign if so desired by Tenant, unless Landlord leases a premises in the Building containing more rentable area to another tenant prior to Tenant's ordering of the fabrication of its signage for such monument sign.

         8. Reserved Parking Spaces. At such time as at least seventy five percent (75%) of the Building is leased and occupied, Landlord shall provide to Tenant six (6) reserved covered parking spaces in the parking deck adjoining the Building. Such reserved spaces shall be marked with Landlord's standard signage for reserved parking spaces, and shall be free of charge to Tenant. Landlord shall not provide to any other tenant in the Building reserved parking spaces at materially more favorable locations than, or sooner than, those provided to Tenant.

         9. Storage Space. Landlord shall lease 3,000 usable square feet of storage space in the Building to Tenant, and Tenant shall lease such space from Landlord, upon the terms and conditions contained in this Lease for the term hereof; provided, however, that the rental rate for such storage space shall be $13.00 per usable square foot throughout the term of this Lease. Such storage space shall not be counted or included for purposes of the calculation of Tenant's percentage share of Direct Operating Expenses, and Tenant shall not be required to pay Direct Operating Expenses rent pursuant to paragraph 2(c) of this Lease with respect to such storage space. Tenant shall pay all reasonable costs of subdividing the Building storage space to accommodate Tenant's use thereof, including, without limitation, one-half (1/2) of the cost of any walls installed to separate and demise such storage space from the other storage space not leased by Tenant and/or from public corridors.

         10. Health Club Initiation Fees Waiver. Landlord shall cause the operator of the health club located in the 300 Galleria Parkway Building to waive all up-front or one-time initiation fees and charges (but not the periodic dues) for all employees of Tenant, during the term of this Lease.

         11. Georgian Club Initiation Fees Waiver. Landlord shall pay (or cause to be waived) all up-front or one-time initiation fees and charges for up to ten (10) memberships for Tenant in the Georgian Club located in the 100 Galleria Parkway Building, during the term of this Lease.

         12. Subleasing Tenant's Existing Space. Tenant has represented to Landlord, and Landlord acknowledges, that Tenant is currently the tenant under that certain Lease ("Tenant's Existing Lease") dated July 11, 1998, between Tenant, as tenant thereunder, and Wildwood Associates, as landlord thereunder ("Existing Lease Landlord"), for space ("Tenant's Existing Space") identified as Suite 900 and containing approximately 62,576 rentable square feet of space in the building located at 2300 Wildwood, Atlanta, Georgia. Tenant represents to Landlord that the term of Tenant's Existing Lease shall expire on February 28, 2005. In the event that Tenant sublets any portion of Tenant's Existing Space, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Existing Space Rent (as defined below) when and as such Existing Space Rent is received by Tenant. As used in this paragraph, "Existing Space Rent" shall mean the excess of (i) all rents and other consideration which Tenant is entitled to receive by reason of any sublease of Tenant's Existing Space, less any reasonable costs incurred by Tenant in connection with the sublease for usual and customary subleasing costs and expenses including, without limitation, tenant concessions, improvements and/or other tenant inducements or allowances, brokerage commissions and legal fees, over (ii) the sum of (y) the rent otherwise payable for such portion of Tenant's Existing Space under Tenant's Existing Lease at such time, and (z) any transaction fees and/or "share" of subletting proceeds owed by Tenant to Existing Lease Landlord. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued as its fair market value. Tenant shall not amend or modify Tenant's Existing Lease, assign Tenant's Existing Lease, or sublet all or any portion of Tenant's Existing Space without the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

         13. Satellite Dish. The following shall be applicable with respect to any satellite dish Tenant wishes to install:

                  (a) Tenant shall have the right, at Tenant's sole cost and expense, to install, maintain and operate a satellite dish antenna (or other communication equipment with a similar use) and related equipment (the "Dish") at a location on the roof of the Building mutually agreeable to Landlord and Tenant. The Dish shall be adequately screened from view and shall not be visible from ground level.

                  (b) If Tenant desires to locate the Dish on the roof of the Building, Tenant must first provide reasonable verification to Landlord that the weight of the Dish, method of installation and its location on the roof will not damage or harm the roof or other parts of the Building. Landlord will permit Tenant reasonable access to the roof of the Building, as needed, to install, maintain, operate, repair and/or remove the Dish. Tenant will exercise every reasonable effort to minimize any disruption of activity otherwise occurring in and about the Project in connection with Tenant's installation, maintenance and removal of the Dish. Any work involving penetration of the roof shall be performed by contractor(s) selected by Landlord or otherwise approved by Landlord in Landlord's sole, good faith discretion.

                  (c) Landlord may request that Tenant relocate the Dish, but only if Landlord is required to do so by applicable laws. In such event, Landlord and Tenant will agree to cooperate with each other to identify an alternate location on the Building that will comply with such laws. All expenses incurred in relocating the Dish pursuant to this subparagraph (c) shall be borne by Tenant.

                  (d) Tenant will insure that the Dish and each part of it will be installed in accordance with all local building and other laws. Tenant will immediately remove and hereby agrees to indemnify, defend and hold Landlord harmless in connection with any mechanics' liens upon the Property or the Building which result from work associated with the installation, maintenance or removal of the Dish. Tenant will obtain all FCC and all other licenses or approvals required to install and operate the Dish and shall operate the Dish in a manner that will not interfere with the quiet enjoyment or business operations of other tenants in the Building.

                  (e) Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, demands, damages, and liabilities arising from Tenant's installation, removal, use or maintenance of the Dish. Such indemnity shall include damage to property (including the roof of the Building) and injury or death to persons.

                  (f) Tenant, at Tenant's sole cost and expense, shall remove the Dish upon the expiration or termination of this Lease and shall repair all damage to the Building or the Project as a result of Tenant's installation, maintenance, use or removal of the Dish.

         14. Additional Amenities. During the Lease Term, Landlord shall maintain in the Building a conference room facility (having a size at least comparable to the existing conference room facility designated on Exhibit D hereto) for use by tenants in the Building. During the Lease Term, Landlord shall at all times keep space available for lease for a food service facility at the location in the Building designated on the floor plan attached hereto as Exhibit D or at another location in the Building having a size comparable to the food service facility designated on Exhibit D hereto, and Landlord shall use good faith efforts to lease such space to a food service operator to provide food service to tenants in the Building.

         15. Certain Tenants. Landlord hereby acknowledges that it is Landlord's intention to lease, maintain and operate the Building and the common areas thereof as a first-class, or class "A", building in the northwest metropolitan Atlanta office leasing sub-market. As such, without Tenant's prior approval, Landlord shall not lease space in the Building to a governmental entity, the leasing to which would, at the time of such leasing, necessitate substantial increases in the Direct Operating Expenses of the Building that would be passed through to Tenant or material adverse restrictions upon access, ingress and egress to and from the Building, parking deck and/or other common areas by Tenant and its agents, employees, invitees and visitors during normal business hours.

                                  EXHIBIT "F"

                                 LEASE GUARANTY

                            [Intentionally omitted.]

                                  EXHIBIT "G"

                                   INSURANCE


1.       COMMERCIAL GENERAL LIABILITY POLICY (1986 OR LATER EDITION)

         General Liability Limits:

         $2,000,000 General Aggregate
         $2,000,000 Products and Completed Operations
         $1,000,000 Personal and Advertising Injury
         $1,000,000 Each Occurrence
         $50,000 Fire Damage Limit (any one fire)
         $5,000 Medical Expense Limit (any one person)

         Said policy shall have no deductible on Self Insured Retention without prior written approval.


2.       UMBRELLA/EXCESS LIABILITY

         General Limits:

         $1,000,000 Each Occurrence
         $1,000,000 General Aggregate


3.       WORKERS COMPENSATION

         The policy must comply with all statutory requirements

         Employer's Liability:

         $100,000 Bodily injury by accident
         $500,000 Policy limit by disease
         $100,000 Bodily injury by disease each employee

4.       TENANT PROPERTY

         The policy must cover all direct physical loss equal to 100% replacement cost of Tenant's personal property, all improvements and alterations, fixtures and equipment.

All of said policies shall: (i) name Landlord, Landlord's agent, and Childress Klein Properties, Inc., together with their respective affiliates, as additional insureds and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which shall instead include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company licensed to do business in the State of Georgia which is acceptable to Landlord and rated at least "A" by A.M. Bests Rating Guide, and
(iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord and Landlord's property manager. Said policies or certificates thereof shall be delivered to Landlord and Landlord's property manager by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.